                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                November 20, 2006

                              HOME PROPERTIES, INC.
             (Exact name of Registrant as specified in its Charter)

MARYLAND                            1-13136                16-1455126
(State or other jurisdiction      (Commission             (IRS Employer
of incorporation)                File Number)        Identification Number)

                  850 Clinton Square, Rochester, New York 14604
                    (Address of principal executive offices)

                                 (585) 546-4900
              (Registrant's telephone number, including area code)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ]  Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ]  Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e)      COMPENSATION ARRANGMENTS OF CERTAIN OFFICERS.

     On November 20, 2006, Home Properties, Inc. (the "Company") entered into an
Amended  and  Restated  Employment  Agreement  with  Edward J.  Pettinella,  the
Company's  President and Chief  Executive  Officer.  This Agreement is effective
January  1, 2007 and amends  and  restates  Mr.  Pettinella's  prior  Employment
Agreement, which was dated May 14, 2004 and by its terms expires on December 31,
2006.  The Amended and Restated  Agreement  provides  that Mr.  Pettinella  will continue to serve as President and Chief Executive  Officer of the Company until
December 31, 2008.  The Agreement  automatically  renews,  unless  terminated by either party,  for an additional one year term. It does not specify a fixed base salary  or  incentive  compensation  or the  level of stock  option  grants  and restricted stock awards, each of which are in the discretion of the Compensation
Committee of the Board of Directors. The Agreement specifies payments to be made to Mr.  Pettinella in the event of a termination  of the Agreement  prior to its expiration  date and in the event of a change of control  involving the Company.
It also includes non-compete provisions.

A copy of the  Amended  and  Restated  Employment  Agreement  is  attached as an exhibit.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

                  c. Exhibits

                    Exhibit 10.1  Amended  and  Restated  Employment  Agreement,
                         dated  November 20, 2006 between  Edward J.  Pettinella
                         and Home Properties, Inc.

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned thereunto duly authorized.

Dated:   November 20, 2006       HOME PROPERTIES, INC.
                                  (Registrant)

                                 By: /s/ David P. Gardner
                                 David P. Gardner, Executive Vice President
                                 and Chief Financial Officer